HARFORD ROAD
                                     ------------

                             LEASE RENEWAL AND AMENDMENT
                             ---------------------------


This agreement of Lease Renewal, effective July 1, 1997 by and between A. Eric Dott and Esther J. Dott, his wife, both of Baltimore County, State of Maryland, (hereinafter referred to as "Landlord") and Monarch Avalon, Inc. (formerly Monarch Office Service, Inc.), a body corporate of the State of Delaware, (hereinafter referred to as "Tenant"), withnesseth that the parties hereby agree as follows:

1.  Premises
    --------

That the parties do hereby agree to extend the lease period pursuant to the terms of the original lease agreement daated July 2, 1973 by and between the parties as amended below for the premises improved by the following buildings:
(a) approximately 32,000 square feet known as 4517 Harford Road, Rear; (b) approximately 2,795 square feet addition to 4517 Harford Road and (c) the premises known as 4529 Harford Road, located in Baltimore, Maryland.

2.  Term
    ----

The lease term shall be extended for a term of ten (10) years commencing on the 1st day of July 1997, and ending on the 30th day of June 2007.

3.  Rent
    ----

The Tenant covenants and agrees to pay to the landlord at 2514 Stone Mill Road, Baltimore, Maryland 21208, as basic annual rent for the premises, during the first year of the term of this lease renewal, the sum of One Hundred Twenty-Seven Thousand Twenty Dollars ($127,020.00), payable in equal monthly installments of Ten Thousand Five Hundred Eighty-Five Dollars ($10,585.00).

4. During the second and each following year of this lease renewal term, the base annual rent shall be adjusted annually (upwards only) as of the first day of each lease year in the same as the increase in the Consumer Price Index (the "Index") as hereinafter provided.

      Such increase in the Index shall be calculated by comparing the Index in effect as of the first full calendar month of the preceding lease year (the "Base Index Number") with the Index in effect as of the last full calendar month of the preceding lease year (the "Current Index Number") - i.e., the Base Annual Rent shall be multiplied by a fraction, the numerator of which is the Current Index Number and the denominator of which is the base index number. As used herein, the "Index" means the U.S. Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners (CPI-w), U.S. City Average.

5.   Other Terms and Considtions

     All other terms and conditions of the Lease shall remain the same.


In Witness Whereof; Landlord and Tenant have respectively signed and sealed this Lease Renewal and Amendment as of the day and year first above written.



WITNESS:                                    LANDLORD:

                                            /s/ A. Eric Dott
---------------------------------           --------------------------------
                                            A. Eric Dott


                                            /s/ Esther J. Dott
---------------------------------           --------------------------------
                                            Esther J. Dott



                                            TENANT:

                                            MONARCH AVALON, INC.


ATTEST:


/s/ Steven M. Szekely                         by /s/ Jackson Y. Dott
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Secretary                                     President